INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 18 to Registration Statement No. 2-67052 of Forum Funds on Form N-1A of our reports for Mastrapasqua Growth Value Fund and BrownIA Maryland Bond Fund dated June 28, 2002 in the Statements of Additional Information, which are part of such Registration Statement, and to the references to us under the headings "Financial Highlights" appearing in the Prospectuses, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP
Boston, Massachusetts
September 30, 2002